Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Record Quarterly and Annual Revenue and Operating Income
Company Delivered on Operating Leverage Target in 2017 and Declares Increased Dividend in Q1 2018

Q4 2017 Highlights
•	Revenue of $350 million, up 6 percent year over year
•	GAAP and non-GAAP gross margin of 76 percent
•	GAAP net loss of $(24) million which includes a $70 million tax reform charge
•	Non-GAAP net income of $56 million
•	Fully diluted GAAP EPS of $(0.18) and fully diluted non-GAAP EPS of $0.43
•	EBITDA of $74 million
•	Cash and short-term investments of $412 million as of Dec. 31, 2017

AUSTIN, Texas - Jan. 30, 2018 - National Instruments (Nasdaq: NATI) today announced Q4 2017 revenue of $350 million, up 6 percent year over year.

GAAP net loss for Q4 was $(24) million, with fully diluted loss per share of $(0.18), and non-GAAP net income was $56 million, with non-GAAP fully diluted earnings per share ("EPS") of $0.43. Because of the Tax Cuts and Jobs Act of 2017, NI recognized a one-time charge of $70 million in Q4 from the estimated impact of the inclusion of foreign earnings and revaluation of deferred tax assets and liabilities. This one-time charge is being excluded from NI's non-GAAP results. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $74 million for Q4.

In Q4, GAAP and non-GAAP gross margin was 76 percent and total GAAP operating expenses were $207 million, up 5 percent year over year. Total non-GAAP operating expenses were up 2 percent year over year at $193 million. GAAP operating margin was 16 percent in Q4, with GAAP operating income of $57 million, up 16 percent year over year. Non-GAAP operating margin was 21 percent in Q4, the highest quarterly result in 20 years. Non-GAAP operating income was $73 million, up 22 percent year over year.

"I am proud of what we accomplished in 2017. We set goals to drive revenue and make significant progress toward our operating model, and through focus and we met those goals," said Alex Davern, NI president and CEO.  "Our employees did a tremendous job in 2017 executing on key business decisions.  I believe we have an opportunity to continue to drive both growth and improved profitability in 2018."

Karen Rapp, NI CFO, said, "I am pleased with our record performance in Q4 and for the year. We delivered record revenue and operating income, made significant progress toward our operating model, and reported the highest non-GAAP net income in company history. We plan to continue executing on our disciplined capital allocation strategy."

Geographic revenue in U.S. dollar terms for Q4 2017 compared with Q4 2016 was up 3 percent in the Americas, up 9 percent in APAC and up 8 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 3 percent in the Americas, up 8 percent in APAC and up 5 percent in EMEIA. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

In Q4 2017, the value of the company's total orders was up 5 percent year over year; orders under $20,000 were up 3 percent year over year; and orders over $20,000 were up 7 percent year over year.

As of Dec. 31, 2017, NI had $412 million in cash and short-term investments. During Q4, NI paid $27 million in dividends. The NI Board of Directors approved a dividend of $0.23 per share payable on March 5, 2018, to stockholders of record on Feb. 12, 2018.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, and tax reform charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

FY 2017 Highlights
•	Revenue of $1.29 billion, up 5 percent year over year
•	GAAP and non-GAAP gross margin of 75 percent
•	GAAP net income of $52 million, down 37 percent year over year
•	Non-GAAP net income of $160 million, up 33 percent year over year
•	Fully diluted GAAP EPS of $0.40
•	Fully diluted non-GAAP EPS of $1.22
•	EBITDA of $219 million
•	Dividends paid of $110 million, or $0.84 per share

In 2017, GAAP operating expenses were $815 million, up 3 percent year over year, and non-GAAP operating expenses were $769 million, flat year over year. GAAP net income in 2017 was $52 million, down 37 percent year over year, and non-GAAP net income in 2017 was $160 million, up 33 percent year over year.

Guidance
NI currently expects Q1 revenue to be in the range of $305 million to $335 million, which would be a new Q1 record at the midpoint. The company currently expects that GAAP fully diluted EPS will be in the range of $0.11 to $0.25 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.19 to $0.33. For 2018, NI estimates its non-GAAP effective tax rate to be approximately 17 percent.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month and 12-month periods ending Dec. 31, 2017 and 2016, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.
When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, and tax reform charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company's EBITDA for the three-month and 12-month periods ending Dec. 31, 2017 and 2016. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q4 2017 earnings conference call with NI management today, Jan. 30, at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 9473778, shortly after the call through Feb. 2 at 10:00 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding believing we have an opportunity to continue to drive both growth and improved profitability in 2018, our plan to continue executing on our disciplined capital allocation strategy, our Q1 revenue guidance, expecting that GAAP fully diluted EPS will be in the range of $0.11 to $0.25 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.19 to $0.33, and estimating its non-GAAP effective tax rate to be approximately 17 percent in 2018. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's largest customer, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2016, its Form 10-Q for the quarter ended Sept. 30, 2017 and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
NI (www.ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI's solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$290,164	$285,283
Short-term investments	121,888	73,117
Accounts receivable, net	248,825	228,686
Inventories, net	184,592	193,608
Prepaid expenses and other current assets	48,621	53,953
Total current assets	894,090	834,647

Property and equipment, net	249,715	260,456
Goodwill	266,783	253,197
Intangible assets, net	123,293	108,663
Other long-term assets	32,553	39,601
Total assets	$1,566,434	$1,496,564

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$49,733	$48,800
Accrued compensation	43,309	27,743
Deferred revenue - current	120,638	115,577
Other current liabilities	23,782	32,997
Other taxes payable	31,793	34,958
Total current liabilities	269,255	260,075

Long-term debt	$—	$25,000
Deferred income taxes	33,609	45,386
Liability for uncertain tax positions	10,158	11,719
Income tax payable - long-term	81,515	—
Deferred revenue - long-term	33,742	29,752
Other long-term liabilities	10,134	10,413
Total liabilities	$438,413	$382,345

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,310	1,292
Additional paid-in capital	829,979	771,346
Retained earnings	313,241	376,202
Accumulated other comprehensive loss	(16,509)	(34,621)
Total stockholders' equity	1,128,021	1,114,219
Total liabilities and stockholders' equity	$1,566,434	$1,496,564

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales:
Product	$320,257	$300,218	$1,173,476	$1,116,703
Software maintenance	29,494	28,314	115,910	111,476
Total net sales	349,751	328,532	1,289,386	1,228,179

Cost of sales:
Product	82,874	81,468	318,863	306,730
Software maintenance	2,717	1,264	9,461	6,391
Total cost of sales	85,591	82,732	328,324	313,121

Gross profit	264,160	245,800	961,062	915,058

Operating expenses:
Sales and marketing	119,586	115,006	477,921	461,236
Research and development	60,060	57,461	231,761	235,706
General and administrative	27,202	24,082	105,602	98,390
Total operating expenses	206,848	196,549	815,284	795,332

Operating income	57,312	49,251	145,778	119,726

Other income (expense):
Interest income	767	335	2,276	1,122
Net foreign exchange (loss) gain	(732)	(3,162)	892	(4,632)
Other (expense) income, net	(609)	471	(1,566)	(1,581)

Income before income taxes	56,738	46,895	147,380	114,635

Provision for income taxes	81,020	17,746	94,969	31,901

Net (loss) income	$(24,282)	$29,149	$52,411	$82,734

Basic (loss) earnings per share	$(0.19)	$0.23	$0.40	$0.64
Diluted (loss) earnings per share	$(0.18)	$0.23	$0.40	$0.64

Weighted average shares outstanding -
Basic	130,886	129,108	130,300	128,453
Diluted	132,113	129,503	131,387	129,008

Dividends declared per share	$0.21	$0.20	$0.84	$0.80

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Years Ended December 31,
	2017	2016

Cash flow from operating activities:
Net income	$52,411	$82,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,695	73,390
Stock-based compensation	29,145	25,832
Tax benefit from deferred income taxes	(5,774)	(5,430)
Purchase price adjustment	—	1,585
Net change in operating assets and liabilities	75,965	22,088
Net cash provided by operating activities	224,442	200,199

Cash flow from investing activities:
Capital expenditures	(30,256)	(44,425)
Capitalization of internally developed software	(41,662)	(31,859)
Additions to other intangibles	(2,384)	(2,342)
Acquisitions, net of cash received	—	(549)
Purchases of short-term investments	(87,735)	(39,097)
Sales and maturities of short-term investments	39,627	47,769
Net cash used by investing activities	(122,410)	(70,503)

Cash flow from financing activities:
Proceeds from revolving line of credit	—	15,000
Principal payments on revolving line of credit	(25,000)	(27,000)
Proceeds from issuance of common stock	29,094	28,907
Repurchase of common stock	—	(5,635)
Dividends paid	(109,551)	(102,897)
Other	(842)	—
Net cash used by financing activities	(106,299)	(91,625)

Impact of changes in exchange rates on cash	9,148	(3,917)

Net change in cash and cash equivalents	4,881	34,154
Cash and cash equivalents at beginning of period	285,283	251,129
Cash and cash equivalents at end of period	$290,164	$285,283

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, foreign exchange loss on acquisitions, taxes levied on the transfer of acquired intellectual property and tax reform charges that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,

	2017	2016	2017	2016
Stock-based compensation
Cost of sales	$714	$568	$2,628	$2,210
Sales and marketing	3,035	2,636	11,559	11,057
Research and development	2,462	2,131	9,014	8,876
General and administrative	1,585	859	5,944	3,623
Provision for income taxes	(2,934)	(1,125)	(10,322)	(7,322)
Total	$4,862	$5,069	$18,823	$18,444

Amortization of acquisition intangibles
Cost of sales	$1,444	$1,725	$6,092	$9,346
Sales and marketing	529	497	2,009	2,638
Research and development	204	273	1,017	1,088
Other income, net	—	—	—	—
Provision for income taxes	(491)	855	(2,148)	2,162
Total	$1,686	$3,350	$6,970	$15,234

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$222	$74	$1,210	$327
Sales and marketing	2,972	42	10,990	183
Research and development	1,693	170	3,509	818
General and administrative	1,097	50	1,900	367
Foreign exchange gain (loss) [1]	—	—	—	94
Other income (loss), net[2]	—	—	—	2,475
Provision for income taxes	(1,754)	(94)	(5,407)	(1,452)
Total	$4,230	$242	$12,202	$2,812
(1) Foreign exchange losses on acquisitions were $0 and $94 for the years ended December 31, 2017 and 2016, respectively
(2) Taxes levied on the transfer of acquired intellectual property were $0 and $2,475 for the years ended December 31, 2017 and 2016, respectively

Acquisition-related fair value adjustments[1]
Net sales	$—	$904	$—	$904
Cost of sales	—	681	—	681
Provision for income taxes	—	(567)	—	(567)
Total	$—	$1,018	$—	$1,018
(1) Acquisition-related fair value adjustments includes effects of our finalization of the business combination accounting for our Micropross acquisition including reduction in revenue and increase in cost of sales due to the respective write-down of acquired deferred revenue and step-up of acquired inventory

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$349,751	$328,532	$1,289,386	$1,228,179
Acquisition-related fair value adjustments	—	904	—	904
Non-GAAP net sales	$349,751	$329,436	$1,289,386	$1,229,083

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$264,160	245,800	961,062	915,058
Stock-based compensation	714	568	2,628	2,210
Amortization of acquisition intangibles	1,444	1,725	6,092	9,346
Acquisition transaction costs and restructuring charges	222	74	1,210	327
Acquisition-related fair value adjustments	—	1,585	—	1,585
Non-GAAP gross profit	$266,540	249,752	970,992	928,526
Non-GAAP gross margin	76%	76%	75%	76%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$206,848	196,549	815,284	795,332
Stock-based compensation	(7,082)	(5,626)	(26,517)	(23,556)
Amortization of acquisition intangibles	(733)	(770)	(3,026)	(3,726)
Acquisition transaction costs and restructuring charges	(5,762)	(262)	(16,399)	(1,368)
Non-GAAP operating expenses	$193,271	189,891	769,342	766,682

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$57,312	49,251	145,778	119,726
Stock-based compensation	7,796	6,194	29,145	25,766
Amortization of acquisition intangibles	2,177	2,495	9,118	13,072
Acquisition transaction costs and restructuring charges	5,984	336	17,609	1,695
Acquisition-related fair value adjustments	—	1,585	—	1,585
Non-GAAP operating income	$73,269	59,861	201,650	161,844
Non-GAAP operating margin	21%	18%	16%	13%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$56,738	46,895	147,380	114,635
Stock-based compensation	7,796	6,194	29,145	25,766
Amortization of acquisition intangibles	2,177	2,495	9,118	13,072
Acquisition transaction costs and restructuring charges	5,984	336	17,609	1,695
Acquisition-related fair value adjustments	—	1,585	—	1,585
Foreign exchange loss on acquisitions	—	—	—	94
Taxes levied on transfer of acquired intellectual property	—	—	—	2,475
Non-GAAP income before income taxes	$72,695	57,505	203,252	159,322

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$81,020	17,746	94,969	31,901
Stock-based compensation	2,934	1,125	10,322	7,322
Amortization of acquisition intangibles	491	(855)	2,148	(2,162)
Acquisition transaction costs, restructuring charges, and other	1,754	661	5,407	2,019
Tax reform charge	(69,902)	—	(69,902)	—
Non-GAAP provision for income taxes	$16,297	18,677	42,944	39,080

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net (loss) income, as reported	$(24,282)	$29,149	$52,411	$82,734
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,862	5,069	18,823	18,444
Amortization of acquisition intangibles, net of tax effect	1,686	3,350	6,970	15,234
Acquisition transaction costs, restructuring, and other, net of tax effect	4,230	242	12,202	2,812
Acquisition-related fair value adjustments	—	1,018	—	1,018
Tax reform charge	69,902	—	69,902	—
Non-GAAP net income	$56,398	$38,828	$160,308	$120,242

Basic EPS, as reported	$(0.19)	$0.23	$0.40	$0.64
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.14	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.03	0.05	0.12
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.01	0.09	0.03
Impact of tax reform charge	0.53	—	0.54	—
Non-GAAP basic EPS	$0.42	$0.30	$1.22	$0.93

Diluted EPS, as reported	$(0.18)	0.23	$0.40	$0.64
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.14	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.03	0.05	0.12
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.01	0.09	0.03
Impact of tax reform charge	0.53	—	0.54	—
Non-GAAP diluted EPS	$0.43	$0.30	$1.22	$0.93

Weighted average shares outstanding -
Basic	130,886	129,108	130,300	128,453
Diluted	132,113	129,503	131,387	129,008

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income, as reported	$(24,282)	$29,149	$52,411	$82,734
Adjustments to reconcile net income to EBITDA:
Interest income, net	(628)	(155)	(1,491)	(349)
Tax expense	81,020	17,746	94,969	31,901
Depreciation and amortization	17,901	18,226	72,695	73,390
EBITDA	$74,011	$64,966	$218,584	$187,676
Weighted average shares outstanding - Diluted	132,113	129,503	131,387	129,008

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2018

	Low	High
GAAP Fully Diluted EPS, guidance	$0.11	$0.25
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.05	0.05
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.02
Non-GAAP diluted EPS, guidance	$0.19	$0.33